As filed with the Securities and Exchange Commission on July 22, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

COMMERCEHUB, INC.

(Exact Name of Registrant as Specified in its Charter)

201 Fuller Road, 6th Floor
Delaware	Albany, New York 12203	81-1001640
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

CommerceHub, Inc. Legacy Stock Appreciation Rights Plan

CommerceHub, Inc. Legacy Stock Option Plan

CommerceHub, Inc. 2016 Employee Stock Purchase Plan

(Full title of plan)

Copy to:
Douglas Wolfson	Renee Wilm
CommerceHub, Inc.	Baker Botts L.L.P.
201 Fuller Road, 6th Floor	30 Rockefeller Plaza
Albany, New York 12203	New York, New York 10112
(518) 810-0700	(212) 408-2500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Series C common stock, par value $0.01 per share		$13.51	$91,850,316	$9,250
CommerceHub, Inc. Legacy Stock Appreciation Rights Plan	5,734,906
CommerceHub, Inc. Legacy Stock Option Plan	76,244
CommerceHub, Inc. 2016 Employee Stock Purchase Plan	900,000
For Resale by Selling Stockholders	87,541

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers, in addition to the number of shares stated above, an indeterminate amount of shares which may be issued pursuant to the CommerceHub, Inc. Legacy Stock Appreciation Rights Plan, the CommerceHub, Inc. Legacy Stock Option Plan and the CommerceHub, Inc. 2016 Employee Stock Purchase Plan, after the operation of any anti-dilution and other provisions under such plan.  In addition, this Registration Statement covers the resale by certain selling stockholders named in the reoffer prospectus included in and filed with this Form S-8 of shares of the Registrant’s Series C Common Stock, par value $0.01 per share.

(2)         Based upon the average of the high and low when-issued trading prices reported for the Registrant’s Series C common stock, par value $0.01 per share, on the Nasdaq Global Market on July 22, 2016.

(3)         Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.

Explanatory Note

This registration statement on Form S-8 of CommerceHub, Inc. (the “Company”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of shares of the Company’s Series C Common Stock, par value $0.01 per share (“Series C common stock”) under the CommerceHub, Inc. Legacy Stock Appreciation Rights Plan, the CommerceHub, Inc. Legacy Stock Option Plan and the CommerceHub, Inc. 2016 Employee Stock Purchase Plan.

This registration statement also includes a prospectus (which we refer to as the reoffer prospectus) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reofferings and resales of shares of our Series C Common Stock, acquired by the selling stockholders prior to the spin-off of the Company from Liberty Interactive Corporation as a result of the conversion of shares of common stock of our former wholly owned subsidiary, Commerce Technologies, Inc., that the selling stockholders had acquired upon exercise of stock options granted under the Commerce Technologies, Inc. 1999 Stock Option Plan (As Amended and Restated Effective February 13, 2002).  Such reofferings and resales of our Series C common stock may be made on a delayed or continuous basis and include those that may be deemed to be “restricted securities” under the Securities Act and the rules and regulations promulgated thereunder, that have been acquired by our “employees” (as that term is defined in General Instruction A to Form S-8), including any identified as a selling stockholder in the reoffer prospectus.  The amount of shares to be offered or resold by means of this reoffer prospectus by each selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the employee benefit plan information required by Item 1 of Part I of Form S-8 and the statement of availability of registrant information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act.  In accordance with Rule 428 under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.  The Company will maintain a file of such documents in accordance with the provisions of Rule 428 under the Securities Act.  Upon request, the Company will furnish to the SEC or its staff a copy or copies of all the documents included in such file.

Reoffer Prospectus

CommerceHub, Inc.

Up to 87,541 Shares of
Series C Common Stock

CommerceHub, Inc. (the “Company,” which we also refer to in this prospectus as “CommerceHub,” “we,” “us” or “our”) is currently a subsidiary of Liberty Interactive Corporation (“Liberty”). Liberty expects to complete the spin-off (the “Spin-Off”) of CommerceHub at 5:00 p.m., New York City time, on July 22, 2016.  Upon completion of the Spin-Off, we will be an independent publicly traded company, and Liberty will have no continuing stock ownership in our company. Immediately following the Spin-Off and an internal restructuring, our business, assets and liabilities will consist of our wholly owned subsidiary Commerce Technologies, LLC, a Delaware limited liability company (formerly Commerce Technologies, Inc. (d/b/a CommerceHub), a New York corporation) (“CTI”).  Prior to the Spin-Off, Liberty effected an internal restructuring resulting in CTI becoming a wholly owned subsidiary of the Company.  As a result of the internal restructuring, upon the effective time of the Spin-Off, shares of CTI common stock acquired by the selling stockholders as a result of exercises of stock options granted pursuant to the Commerce Technologies, Inc. 1999 Stock Option Plan (As Amended and Restated Effective February 13, 2002) (the “prior plan”) were converted into shares of Series C Common Stock, par value $0.01 per share (the “Shares”).

This reoffer prospectus relates to up to 87,541 Shares that have been acquired by the selling stockholders named herein as described above.  We will pay the expenses of registering the Shares.  We will not receive any of the proceeds from sales of the Shares by any of the selling stockholders.  The Shares offered hereby may be sold from time to time by the selling stockholders in the public market or otherwise at prices and terms then prevailing, at prices related to the then current market price or in negotiated transactions. See “Plan of Distribution.”  The amount of shares to be offered or resold by means of this reoffer prospectus by each selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended (the  “Securities Act”).

Holders of our Series C Common Stock, par value $0.01 per share, have equal rights, powers and privileges as holders of our Series A Common Stock, par value $0.01 per share, except that holders of our Series C Common Stock are not entitled to any voting rights, except as required by Delaware law.  When the vote or consent of holders of our Series C Common Stock is required by Delaware law, the holders of our Series C Common Stock will be entitled to 1/100th of a vote for each share held.

The distribution date for the Spin-Off is expected to be 5:00 p.m., New York City time, on July 22, 2016.  On the first day of trading following the distribution date of the Spin-Off, the Company expects that the Shares will be listed on the Nasdaq Global Market under the symbol “CHUBK.”

Our principal executive offices are located at 201 Fuller Road, 6th Floor, Albany, New York 12203. Our telephone number at that address is (518) 810-0700.

Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this reoffer prospectus beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is July 22, 2016.

This prospectus describes the business and assets of our company as though they were our business and assets for all historical periods described. However, our company is a newly formed entity that will not have conducted any operations prior to the Spin-Off and instead will have had such business and assets transferred to it prior to the Spin-Off. References in this prospectus to the historical assets, liabilities, business or activities of our business are intended to refer to the historical assets, liabilities, business or activities of CTI as they were conducted or held by Liberty prior to the Spin-Off. Upon completion of the Spin-Off, we will be an independent publicly traded company, and Liberty will have no continuing stock ownership in our company. The historical consolidated financial information of our company contained in this prospectus is not necessarily indicative of our future financial position, future results of operations or future cash flows, nor does it reflect what the financial position, results of operations or cash flows of our company would have been had we been operated as a stand-alone company, independent from Liberty, during the periods presented.

You should rely only upon the information contained or incorporated by reference in this reoffer prospectus and the registration statement of which this reoffer prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this reoffer prospectus is accurate only as of the date on the front cover of this reoffer prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements in this reoffer prospectus and in the documents incorporated herein by reference constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the business strategies, market potential and future financial performance of the Company and its subsidiaries, and other matters. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. In addition to the risk factors described herein under the headings “Risk Factors,” the following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•                  customer demand for products and services and the ability of our company to adapt to changes in demand;

•                  competitor responses to products and services;

•                  the levels of online traffic to our customer’s websites and their ability to convert visitors into customers;

•                  the growth of the e-commerce industry and the software-as-a-service (“SaaS”) enterprise application software market in general and particularly in our markets;

•                  the growth of non-traditional e-commerce devices and platforms, including mobile devices and social networking applications;

•                  the achievement of advances in and expansion of our platform and our solutions;

•                  our ability to predict future commerce trends and technology;

•                  the impact of changes in search engine algorithms and dynamics or search engine disintermediation;

•                  changes to technologies used in our platform or new versions or upgrades of operating systems and internet browsers impacting the process by which merchants and customers interface with our platform;

•                  uncertainties inherent in the development and integration of new business lines and business strategies;

•                  our future financial performance, including availability, terms and deployment of capital;

•                  our ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses we acquire;

•                  the ability of suppliers and vendors to deliver products, equipment, software and services;

•                  availability of qualified personnel;

•                  changes in, or failure or inability to comply with, government regulations, including, without limitation, adverse outcomes from regulatory proceedings;

•                  changes in the nature of key strategic relationships with partners and vendors;

•                  general economic and business conditions and industry trends including the current economic downturn;

•                  consumer spending levels, including the availability and amount of individual consumer debt;

•                  costs related to the maintenance and enhancement of brand awareness by our subsidiaries;

•                  advertising spending levels;

•                  rapid technological changes;

•                  the regulatory and competitive environment of the industries in which our company operates; and

•                  fluctuations in foreign currency exchange rates and threatened terrorist attacks, political and economic unrest in international markets and ongoing military action around the world.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this reoffer prospectus, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in “Risk Factors” and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this reoffer prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire reoffer prospectus carefully, including the “Risk Factors” section and the documents incorporated by reference herein, including our financial statements and the notes thereto.

Our Company

We are currently a subsidiary of Liberty. Liberty expects to complete the Spin-Off of the Company at 5:00 p.m., New York City time, on July 22, 2016.   Immediately following the Spin-Off and an internal restructuring, our principal business, assets and liabilities will consist of our wholly owned subsidiary CTI.  Upon completion of the Spin-Off, we will be an independent publicly traded company, and Liberty will have no continuing stock ownership in our company.  Liberty will not retain any ownership interest in us after the Spin-Off. In connection with the Spin-Off, we entered into certain agreements, including the reorganization agreement and the tax sharing agreement, with Liberty and/or Liberty Media Corporation (“Liberty Media”), pursuant to which, among other things, we and Liberty will indemnify each other against certain liabilities that may arise from our respective businesses. See ‘‘Certain Relationships and Related Party Transactions—Relationships Between CH Parent and Liberty and/or Liberty Media’’ in the prospectus forming a part of the Company’s Registration Statement on Form S-1 (File No. 333-210508) (the “Spin-Off Prospectus”).

We are a cloud-based e-commerce fulfillment and marketing software platform of integrated supply, demand and delivery solutions for large retailers, online marketplaces and digital marketing channels, as well as consumer brands, manufacturers, distributors and other market participants. Our solutions unite supply, demand and delivery and provide our customers with a single platform to source and market the products consumers desire and to have those products delivered more rapidly to the consumer’s doorstep. Our software platform acts as a hub that allows trading partners—our customers—to develop and maintain omni-channel commercial relationships in consumer and business-to-business e-commerce markets. Approximately 9,500 trading partners have access to our platform daily to exchange critical information with each other, including orders, invoices, product information and other electronic documents. Collectively, our trading partner customers constitute a vibrant network of the largest retailers, marketplaces and brands in North America that use our platform to interact with one another to more efficiently manage and orchestrate sophisticated supply-chain strategies across thousands of trading partners and physical distribution centers. We continue to enhance our software platform and introduce new solutions that we believe position us well for the further evolution of e-commerce. We currently derive the majority of our revenue from usage fees that are based on the volume of activity our customers achieve through our platform and from recurring subscription fees, generated primarily from the United States and Canada.

When we refer to “our business” in this prospectus, we are referring to the business of CTI and its respective subsidiaries and affiliates following the Spin-Off.

Our principal executive offices are located at 201 Fuller Road, 6th Floor, Albany, New York 12203. Our telephone number at that address is (518) 810-0700.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to: an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting; an exemption from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer; permission to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and instead provide a reduced level of disclosure concerning executive compensation; and an exemption from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on financial statements.

We may choose to take advantage of some of these reduced disclosure obligations in future filings while we remain an emerging growth company.  If we do, the information that we provide to our stockholders may be different than the information that other public companies provide stockholders.  For example, we have taken advantage of the reduced disclosure provisions regarding executive compensation arrangements in the Spin-Off Prospectus.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, we are choosing to opt out of any extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We may take advantage of these exemptions for up to five years or until such earlier time that we no longer qualify as an emerging growth company. We will cease to be an emerging growth company upon the earliest of (i) the end of the fiscal year following the fifth anniversary of the Spin-Off, (ii) the first fiscal year after our annual gross revenue is $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

The Offering

Outstanding Shares of Series C Common Stock	We expect that approximately 28,577,920 shares of Series C Common Stock will be distributed in the Spin-Off.

Series C Common Stock Offered

Up to 87,541 shares of Series C Common Stock for sale by the selling stockholders for their own respective accounts. The Shares are those that were issued to the selling stockholders upon conversion of the shares of CTI common stock acquired as a result of exercises of stock options granted under the prior plan.

Selling Stockholders

Certain of our current and former employees named herein that have acquired their Shares upon conversion of shares of CTI common stock acquired as a result of exercises of stock options granted under the prior plan. See “Selling Stockholders.”

Proceeds	We will not receive any proceeds from the sale of our Series C Common Stock by any selling stockholder.

Risk Factors	The Shares offered hereby involve a high degree of risk. See “Risk Factors.”

Trading Symbol

The distribution date for the Spin-Off is expected to be 5:00 p.m., New York City time, on July 22, 2016. On the first day of trading following the distribution date of the Spin-Off, we expect that the Shares will be listed on the Nasdaq Global Market under the symbol “CHUBK.”

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained or incorporated by reference in this reoffer prospectus, before you decide to buy our stock.  The risks described below are considered to be the most material. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on our businesses. If any of the events described below were to occur, our businesses, prospects, financial condition, results of operations and/or cash flows could be materially adversely affected.

Factors Relating to Our Corporate History and Structure

The consolidated financial information of our company included in this prospectus is not necessarily representative of our company’s future financial position, future results of operations or future cash flows, nor does it reflect what our company’s financial position, results of operations or cash flows would have been as a stand-alone publicly traded company during the periods presented.

Because the historical consolidated financial information of our company included in this prospectus includes the results of the historical CTI business, as conducted by Liberty prior to the Spin-Off, it is not representative of our future financial position, future results of operations or future cash flows, nor does it reflect what our financial position, results of operations or cash flows would have been as a stand-alone publicly traded company, pursuing independent strategies, during the periods presented.

Factors Relating to Our Business

We are dependent upon consumers’ continued willingness to use the internet and other currently available technology for commerce. A downturn in the e-commerce market, or failure of the e-commerce market to grow or to grow as rapidly as we expect, could adversely affect the demand for our e-commerce solutions.

Our success depends upon the general public’s continued willingness to use the internet, whether through a computer, smart phone, tablet or other internet-enabled device, as a means to purchase goods and conduct and research commercial transactions. The internet must continue to be accepted and widely used for selling merchandise for our existing customers and potential customers to be willing to subscribe to our solutions. As e-commerce continues to evolve, regulation by federal, state or foreign agencies may increase. Any regulation imposing greater fees for internet use or restricting information exchanged over the internet could result in a decline in the use of the internet, which could harm our business. If consumers became unwilling or less willing to use the internet or other current technology for commerce for any reason, or if we fail to adapt to technology changes or industry standards, our business could be materially adversely affected.

In addition, if consumer utilization of e-commerce channels experiences a downturn, does not grow or grows more slowly than we expect, demand for our solutions would be adversely affected, our revenue would be negatively impacted and our ability to pursue our growth strategy would be compromised.

Our business is substantially dependent upon the continued acceptance of SaaS solutions as a viable option for providing information technology services. A rejection, reluctance or inability of the marketplace to utilize SaaS solutions could cause our revenue to decline and impair our ability to become profitable.

We derive, and expect to continue to derive, a substantial amount of our revenue from the sale of our solutions and related revenue sources, which are delivered under a SaaS or SaaS-plus model. As a result, continued widespread use and acceptance of this business model is critical to our future growth and success. With the increasing concerns around cybersecurity and access to data, some companies are predisposed to maintaining control of their information technology systems and infrastructure, and there may be increased resistance from our customers to accessing software functionality that involves transmission of their sensitive data through a service provided by a third party. In addition, customers may seek to build and utilize in-house software and service solutions for their e-commerce programs where they believe they can do so more effectively or where they seek to reduce long-term dependence on third-party services for these programs. Existing and new market participants may also introduce new types of solutions and different approaches to enable organizations to address their needs. If the market for our SaaS solutions fails to grow or grows more slowly than we currently anticipate, demand for our solutions and our revenue, gross margin and other operating results could be negatively impacted.

Consolidation or simplification of the e-commerce industry could diminish demand for our solutions.

The e-commerce industry is currently a complex and fragmented industry, and our solutions are designed to help customers navigate these disparate online channels. Although the number and variety of online channels available to retailers and manufacturers have been increasing, at the same time the share of online sales made through a small number of larger channels, particularly Amazon, has also been increasing. If the trend toward consolidation around a few large online channels accelerates, the difficulties faced by retailers and manufacturers could decline. This may allow more companies to maintain these solutions in-house or through on-premises software solutions they manage. If our solutions become less important to retailers and manufacturers, this may reduce demand for our solutions and cause our sales and opportunities for growth to decline.

Government and industry regulation of the internet is evolving and could directly restrict our business or indirectly affect our business by limiting the growth of e-commerce. Unfavorable changes in government regulation or our failure to comply with such regulations could cause our solutions to become less attractive, reduce the number of transactions processed through our platform, cause our revenue to decline and otherwise harm our business and operating results.

As e-commerce evolves, federal, state and foreign agencies have adopted and could in the future adopt regulations covering issues that affect our business and e-commerce in general. Government regulations could limit the market for our products and services or impose burdensome requirements that render our business unprofitable. For example, although current U.S. Supreme Court decisions restrict the imposition of obligations to collect state and local sales taxes with respect to remote sales, an increasing number of states have considered or adopted laws that attempt to require out-of-state retailers to collect sales taxes on their behalf. In addition, legislation currently being considered by the U.S. Senate and the U.S. House of Representatives, called the Marketplace Fairness Act, would override the Supreme Court rulings and enable states to require that our online retailer customers collect sales tax from the states’ residents. This is a rapidly evolving area and we cannot predict whether this or other similar legislation will ultimately be adopted or what form it might take if adopted. If the states or Congress are successful in these attempts to require our online retailer customers to collect state or local sales taxes on out-of-state purchases, this could cause e-commerce to decline, which would, in turn, hurt the business of our customers, and potentially make our solutions and services less attractive and cause the number of transactions processed through our platform, and ultimately our revenue, to decline. Similar issues exist outside of the United States, where the application of value-added tax or other indirect taxes on online retailers and companies like ours that facilitate e-commerce is uncertain and evolving.

Although many regulations might not apply to our business directly, we expect that laws regulating the solicitation, collection or processing of personal and consumer information could affect our customers’ (or our) ability to use and share data, potentially reducing demand for our solutions and services. Moreover, if future laws and regulations limit or overly burden our customers’ ability to use and share consumer data or our ability to store, process and share data with our customers over the internet, demand for our solutions could decrease, our costs could increase, our profits may decline and our results of operations and financial condition could be harmed.

In addition, taxation of services provided over the internet or other charges imposed by government agencies or by private organizations for accessing the internet may also be imposed. Any regulation imposing greater fees for internet usage or the services we provide or restricting information exchanged over the internet could result in a decline in the use and viability of internet-based services, including ours, which could harm our business and operating results.

Our business is dependent on our ability to maintain and scale our technical infrastructure. Failure to adequately manage our growth could adversely affect our customers’ satisfaction with our solutions and have a negative impact on our business and operating results.

As our customer base and the amount and types of information shared on our platform continue to grow, we must be able to increase our technical infrastructure, including network capacity and computing power, to satisfy the growing needs of our customers. If we fail to effectively scale and grow our technical infrastructure to accommodate these increased demands, our reputation could be negatively affected.

We have experienced, and may continue to experience, significant growth in our business. Our growth has placed, and may continue to place, a significant strain on our managerial, administrative, operational, financial and other resources. We intend to expand our overall business, customer base, headcount and operations both domestically and internationally, with no assurance that our business or revenue will continue to grow.

We have also experienced significant growth in the number of users, transactions and data that our infrastructure supports. We seek to maintain adequate excess capacity in our infrastructure to be sufficiently flexible and scalable to meet the needs of all of our customers. We also seek to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments and to handle spikes in usage. However, the provision of new network infrastructure requires significant lead time. If we do not accurately predict our infrastructure capacity requirements, particularly during periods of increased traffic, or if customer traffic patterns significantly change, our customers could experience service outages that may subject us to financial penalties and financial liabilities and result in customer losses. If our cloud network infrastructure capacity fails to keep pace with increased sales and customer expansion, customers may experience delays as we seek to obtain additional capacity, which could harm our reputation and adversely affect our revenue growth.

Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. If we do not effectively manage our growth, the quality of our solutions and services may suffer, which could negatively affect our reputation and demand for our solutions, which in turn would negatively impact our business and operating results.

We use a limited number of data centers to deliver a significant portion of our services. Any disruption of service at these facilities could harm our business.

We manage our services and serve our customers from a limited number of data center facilities. We engineer and architect the computer and storage systems upon which our platform runs, and own and operate our primary data center in Albany, New York.

We also lease redundant (or back-up) data center colocation facilities in Albany, New York and greater Chicago, Illinois, and we do not control the physical operation of these back-up facilities. The owners of these back-up data facilities have no obligation to renew their lease agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, we may be required to locate alternative back-up facilities, and we may incur significant costs and temporary loss of high-availability or disaster recovery services in connection with doing so.

Any interruptions of service, operational failures or security breaches, errors, defects, disruptions or other performance problems with our services could harm our reputation and may damage our customers’ businesses. Interruptions in our services might reduce our revenue, subject us to potential liability and cause customers to terminate their subscriptions or harm our renewal rates.

The data centers are vulnerable to damage or interruption from human error, intentional bad acts, earthquakes, hurricanes, floods, fires, war, terrorist attacks, labor strikes, health epidemics, power losses, hardware failures, systems failures, telecommunications failures, cyber attacks and similar events. The occurrence of a natural disaster or an act of terrorism, vandalism or other misconduct, a decision to close the facilities without adequate notice or other unanticipated problems could result in lengthy interruptions in the availability of our solutions or impair their functionality. Because we operate a multi-tenant SaaS environment shared by many large customers, such an event, if it occurred, would not be confined to a single customer or small number of customers, but instead would impact a significant portion of our customer base collectively. Our business, growth prospects and operating results would also be harmed if our customers and potential customers are not confident that our solutions are reliable.

We plan to expand our use of third-party cloud-based offerings to deliver a portion of our services. Any disruption of service at these third-party providers could harm our business.

We are moving portions of our service offerings away from traditional data centers to cloud-based offerings provided by third-party providers. These offerings have defined service boundaries in which they operate, and we have minimal, if any, ability to manage how those services are provided. The services and features provided by these third-party providers may not continue to be available to us on commercially reasonable terms, or at all. If we are unable to maintain the right to use these services or are unable to upgrade our arrangements with these providers to accommodate the scalability of our business, our customers could experience delays or be unable to access features within our solutions until we can obtain and integrate a functionally equivalent replacement technology. Any available alternatives could be more difficult or costly than currently available third party-offerings. In addition, integration of such alternatives into our platform could require significant work and substantial time and resources. Any delays or failures associated with integrating such alternatives into our platform could injure our reputation with customers and potential customers, which would result in an adverse effect on our business, results of operations and financial condition.

We rely in part on a pricing model under which transaction-based fees we receive from customers vary based on the volume of transactions that those customers process through our platform. Declines in the number of transactions that our customers process through our services, or the elimination of a large demand channel on which these transactions are conducted, could adversely affect our financial results.

We rely on relationships with demand channels (which may include retailer internet websites, media-based shopping networks, on-line marketplaces, search engines and other platforms through which goods are sold to consumers) to generate revenue from sellers and, in many cases, the demand channels directly. A significant portion of our revenue is derived from e-commerce orders processed through our solution between a seller and a demand channel. Historical annual growth rates will vary from year to year based on individual demand channel trends, including the addition or attrition of individual demand channels. When a demand channel customer leaves our platform, this also results in the loss of revenue from other customers that have trading partner connections associated with that particular demand channel. Consequently, the loss of a large demand channel would adversely affect our revenue and growth.

Service outages at our demand channel customers or other on-line channels on which our customers rely could prevent, or severely disrupt, the ability for consumers to make purchases on those demand channels. In such a scenario the order volume and associated transaction fee revenue we would have anticipated receiving from those demand channels would decrease significantly, or cease altogether.

Some of our customers and the demand channels they utilize have experienced financial difficulties in the past. Insolvency, credit problems or other financial difficulties confronting our customers and the demand channels they utilize could expose us to financial risk. Additionally, if our customers reduce the volume or size of the e-commerce sales they process or generate through our platform, for example, as a result of declines in our customers’ overall sales or greater reliance on fulfillment methods that do not utilize our services, our revenue, operating results, and financial condition could be adversely affected.

We derive a portion of our revenue from retailers choosing drop-ship delivery as a way to expand the assortment of products they offer to consumers. If more retailers elect not to rely on drop-ship delivery as a means to expand their product assortments, demand for our solutions could decline, which in turn could cause our revenue and operating results to be negatively impacted.

We derive, and expect to continue to derive, a substantial amount of our revenue from the sale of our solutions to enable retailers to increase product offerings through drop-ship solutions in which products ship directly from a manufacturer or distributor. While the market trend has been to increase the use of drop-ship solutions as a means to offer more products without assuming associated inventory risk, use of drop-ship delivery requires retailers to entrust order fulfillment and delivery of products to the network of third-party suppliers that ship on the retailer’s behalf. If more retailers elect instead to expand their own warehouses and inventory to assume greater control over order fulfillment, rather than employing drop-shipping solutions, or if other methods of fulfillment emerge that are perceived as more effective than drop-shipping, demand for our solutions could decline, which would cause our revenue and other operating results to be negatively impacted.

Our lengthy sales and implementation cycles make it difficult to predict our future revenue and cause variability in our operating results.

Our sales cycle can vary substantially from customer to customer, depending on the size and complexity of the opportunity. A number of factors influence the length and variability of our sales and implementation cycles, including, for example:

•                  the need to educate potential customers about the uses and benefits of our solutions;

•                  the commitment customers make in their agreements with us;

•                  the discretionary nature of potential customers’ purchasing and budget cycles and decisions;

•                  the competitive nature of potential customers’ evaluation and purchasing processes;

•                  evolving e-commerce needs and functionality demands of potential customers;

•                  announcements or planned introductions of new products by us or our competitors;

•                  lengthy purchasing approval processes of potential customers; and

•                  the complexity of the implementations and integrations with customer and third-party systems.

In addition, with larger enterprise customers, we face greater costs, longer sales cycles and less predictability in completing some of our sales. The customer’s decision to use our service may be an enterprise-wide decision and, if so, these types of sales would require us to provide greater levels of education regarding the use and benefits of our solutions.

Lengthy sales and implementation cycles make it difficult to predict the quarter in which revenue from a new customer may first be recognized. Further, our potential customers frequently need to obtain approvals from multiple decision makers before making purchase decisions. Delays in our sales or implementation cycles could cause significant variability in our revenue and operating results for any particular period.

If we are unable to retain our existing customers, our revenue and results of operations would be adversely affected.

Our customers have no obligation to renew their subscriptions after their subscription period expires, and these subscriptions may not be renewed on the same or on more profitable terms. As a result, our ability to grow depends in part on subscription renewals and our ability to meet or exceed our customers’ expectations. In addition, many of our contracts are non-exclusive and revenue is based on the volume of transactions the customer completes using our platform. It is possible that our customers could send fewer transactions through our platform at any time during the contract term, resulting in lower revenue to us. We may not be able to accurately predict future trends in customer renewals, and our customers’ renewal rates may decline or fluctuate because of several factors, including the cost of our services, dissatisfaction with our services, the cost of services offered by our competitors and reductions in our customers’ spending levels. If our customers do not renew their subscriptions, renew on less favorable terms, complete fewer transactions or fail to grow their business using our platform, or do not purchase additional offerings to complement their existing services, our revenue may grow more slowly than expected or decline, and our profitability and gross margins may be adversely affected.

Our business and revenue may be impacted by the seasonality of our customers’ businesses.

The e-commerce marketplace is affected by the same seasonality as the traditional brick-and-mortar marketplace. Many of our customers typically realize a significant portion of their sales in the fourth quarter of each calendar year. Our customer base is diversified among different retail segments, including general merchandise, home improvement, office supplies, toys, electronics, furniture and perishables. As such, our revenue does not closely track seasonality trends for any one specific retail segment. Although the customers that we currently serve do not all experience the same seasonal variation and some customers may have seasonal peaks that occur in periods other than the fourth quarter, the seasonality of our customers’ businesses may become more concentrated as we continue to expand our solutions to more customers. If our customer base changes to include more customers that experience more concentrated seasonal variation, our revenue may fluctuate significantly among quarters.

If we fail to develop our brand in a cost-effective manner, our business may suffer.

We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our existing and future solutions and is an important element in attracting new customers. Furthermore, we believe that the importance of brand recognition will increase as competition in our market increases. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.

We may not be able to compete successfully against current and future competitors.

The market for e-commerce solutions, applications and services is very competitive. While no single competitor currently offers all of the solutions that we offer, we do have competitors with longer operating histories, larger customer bases and greater financial, technical, marketing and other resources than we have. Increased competition may result in reduced pricing for our solutions, longer sales cycles or a decrease in our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business.

A number of competitive factors could cause us to lose potential sales or to sell our solutions at lower prices or at reduced margins, including, among others:

•                  Current and potential customers may choose to develop applications, or continue using applications developed, in-house, rather than pay for our solutions;

•                  Marketplaces and other demand channels, which typically offer software tools, often for free, that allow retailers and manufacturers to connect to them, may decide to compete more vigorously with us or make it easier for our customers to self-service their omni-channel strategy, rather than relying on our offerings to assist their efforts;

•                  Competitors may adopt more aggressive pricing policies and offer more attractive sales terms, adapt more quickly to new technologies and changes in customer requirements, and devote greater resources to the promotion and sale of their products and services than we can;

•                  Current and potential competitors may establish cooperative relationships among themselves or with third parties to enhance their products and expand their markets, and consolidation in our industry is likely to intensify;

•                  New competitors or alliances among competitors may emerge and rapidly acquire significant market share;

•                  Current and potential competitors may offer technology or services that address one or more e-commerce needs at a lower price point or with greater depth than our solutions and may be able to devote greater resources to those solutions than we can; and

•                  Software vendors could bundle e-commerce solutions with other solutions or offer such products and services at a lower price as part of a larger product sale.

In addition, if one or more of our competitors were to merge or partner with another of our competitors, this could adversely affect our ability to compete effectively. Our competitors may also establish or strengthen cooperative relationships with our current or future strategic partners or other parties with whom we or our customers or prospects have relationships, thereby limiting our ability to promote our solutions. Disruptions in our business caused by these events could reduce our revenue.

Competition in our industry may intensify as our competitors raise additional capital and enter into business combinations or alliances and as established companies in other market segments or geographic markets expand into our market segments or geographic markets. If we cannot compete successfully against our competitors, our business, results of operations and financial condition could be adversely affected.

Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that we will continue to depend on our relationships with various third parties, including marketplaces and other technology providers, in order to grow our business. Identifying, negotiating and documenting relationships with third parties requires significant time and resources, as does integrating third-party content and technology with our solutions. If the third-party content or technology integrated with our solutions is not well received by our customers, our brand and reputation could be negatively affected. Our agreements with third-party business partners are typically non-exclusive and do not prohibit them from working with our competitors or from offering competing services. If and to the extent that any of these third parties compete with us, it could hurt our growth prospects.

In addition, a significant portion of the transactions that our customers process through our platform is derived from merchandise sold on marketplaces with which we have strategic relationships. In many cases, these marketplaces, and the other channels with which our solutions are integrated, have no obligation to do business with us or to allow us or our customers access to their systems, and they may decide at any time and for any reason to significantly curtail or inhibit our ability to integrate our solutions with their channels. Additionally, these marketplaces may decide to make significant changes to their respective business models, policies, systems or plans, and those changes could impair or inhibit our customers’ ability to use our solutions to sell their products on those channels, or may adversely affect the number of transactions that our customers can sell on those channels or reduce the desirability of selling on those channels. Further, these marketplaces could decide to compete with us. Any of these results could cause our customers to reevaluate the value of our products and services and potentially terminate their relationships with us, which could significantly reduce our revenue.

If we are unsuccessful in establishing or maintaining our relationships with certain of these third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our operating results would suffer. Even if we are successful, we cannot assure our stockholders that these relationships will result in improved operating results.

The e-commerce market changes rapidly, and our inability to respond to changes in a timely manner could have a material adverse effect on our revenues and profitability.

The e-commerce market can change rapidly in multiple ways through frequent new product and service introductions, frequent changes in rules, specifications and other requirements and evolving industry standards. Our ability to attract new customers and retain and increase revenue from existing customers is dependent on our ability to understand the changes that are affecting the e-commerce marketplace and to adapt our solutions at a rapid pace to address those changing market conditions. To achieve market acceptance for our solutions, we must effectively anticipate and offer solutions that meet changing customer demands and third-party requirements in a timely manner. Customers and the e-commerce channels that they utilize may require features and capabilities that our current solutions do not have. If we fail to develop solutions that satisfy customer preferences in a timely and cost-effective manner, our ability to renew our contracts with existing customers and our ability to create or increase demand for our solutions will be impaired.

We may experience difficulties with software development, industry standards, design or marketing that could delay or prevent our development, introduction or implementation of new solutions and enhancements. The introduction of new solutions by competitors, the emergence of new industry standards or the development of entirely new technologies to replace existing offerings could render our existing or future solutions obsolete.

Additionally, as the e-commerce industry continues to evolve and becomes more fragmented, new demand channels and new technologies will emerge to offer consumers new ways to purchase products. We monitor these new demand channels and technologies and attempt to predict which channels are likely to be successful to select projects we anticipate will generate a positive return on our development investment. Our customers may expect us to support a broader array of demand channels than may be commercially feasible, especially emerging channels that are considered likely to be successful by popular opinion, the media, and other industry experts. We may therefore be compelled to invest heavily in development resources to enhance our offerings to support new channels that fail to attract consumer usage, take an unexpectedly long time to attract consumer usage, or are successful for our customers and consumers but are disproportionately costly for us to maintain and support. We may devote resources to advancements that are ultimately unsuccessful, at the expense of other projects that may be more successful, incurring significant opportunity cost to do so. Further, if we were to deploy significant resources to particular platforms that ultimately failed to attract market participants or materialize as anticipated, we may incur costs that we may never recover. If we fail to realize returns on such development initiatives, or if our customers require that we service technologies that are too costly to maintain, this could have an adverse effect on our business, results of operations and financial condition.

If we are unable to successfully develop or acquire new capabilities and functionality, enhance our existing solutions to anticipate and meet customer preferences and rapidly evolving industry requirements or sell our solutions into new markets, our revenues and profitability would be adversely affected.

We may experience service failures or interruptions due to defects in the hardware, software, infrastructure, third-party components or processes that comprise our existing or new solutions, any of which could adversely affect our business.

Our solutions are complex and may contain undetected defects in the hardware, software, infrastructure, third-party components or processes that are part of such solutions. If these defects lead to service failures, we could experience delays or lost revenue, diversion of software engineering resources, material non-monetary concessions, negative media attention or increased service costs as a result of performance claims during the period required to correct the cause of any such defects. We cannot be certain that defects will not be found in new solutions or upgraded solutions, resulting in loss of, or delay in, market acceptance, which could have an adverse effect on our business, results of operations and financial condition.

Our solutions are designed to automate various order fulfillment and product listing functions across multiple online channels for large volumes of our customers’ sales, as well as to ensure that their sales comply with the policies of each channel, and sometimes to dynamically determine or communicate product pricing at any given moment. In the event that our solutions do not function properly, errors could occur, including that our customers might sell more inventory than they have in stock, make sales that violate channel policies or underprice or overprice their offerings. Overselling their inventory could force our customers to cancel orders at rates that violate channel policies. Underpricing could result in lost revenue or material losses to our customers and overpricing could result in lost sales. Any of these results or other errors could reduce demand for our solutions and hurt our business reputation.

Any defect in, or disruption to, our solutions or any error in execution could cause our customers to seek recourse against us for losses or cancel their contracts with us, discourage potential customers from joining our network and harm our reputation. Although most of our contracts with our customers limit our liability for these defects, disruptions or errors, we nonetheless could be subject to litigation for actual or alleged losses to our customers’ businesses. Where a particular defect is replicated across multiple large customers (as may conceivably occur in the context of a multi-tenant SaaS hosting environment), individual contractual liability caps may be aggregated across multiple claimants to create a much larger exposure. Defending a lawsuit, regardless of its merit, could be costly and divert management’s attention and could cause our business to suffer.

The insurers under our existing liability insurance policies could deny coverage of claims resulting from an error or defect in our technology or a resulting disruption in our solutions, or our existing liability insurance might not be adequate to cover all of the damages and other costs of such a claim. Moreover, we cannot assure you that our current liability insurance coverage will continue to be available to us on acceptable terms or at all. The successful assertion against us of one or more large claims that exceeds our insurance coverage, or the occurrence of changes in our liability insurance policy, including an increase in premiums or imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition and operating results.

Cybersecurity incidents could harm our business and negatively impact our financial results.

Our business involves the collection and use of confidential and otherwise sensitive information of our customers and their trading partners, including, for example, customer shipping information and purchasing habits. The collection and use of this information sometimes requires our access to our customers’ information systems, as well as to systems operated by our third-party technology providers. We serve as a conduit for transmitting information between our customers and their trading partners, as well as the third-party platforms they use for e-commerce transactions. In addition, given our critical role as a service provider to the retail industry, we believe that we are an attractive target for such attacks. If third parties seek to gain unauthorized access to our system as a means to access systems operated by our customers or our third-party providers, this would impair our customers’ trust in our security practices.

We cannot assure you that our efforts to prevent unauthorized access to or use of information we process or control will always be successful. Our security measures may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error or misconduct, malfeasance or otherwise, and may result in one or more third parties obtaining unauthorized access to our customers’ data or our data, including our intellectual property and other confidential or other sensitive information, or our IT systems. Additionally, we may be subject to social engineering or other tactics that attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our customers’ data or our data or IT systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Malicious parties may also conduct attacks designed to temporarily deny customers access to our services or our customers’ websites.

If our information security efforts are compromised, or if we fail to detect and appropriately respond to a data security breach, we could be subject to legal claims, including shareholder derivative suits, class actions or other direct claims by customers or other injured parties and governmental action. A data security breach may also adversely affect our reputation, increase our insurance costs or result in loss of coverage, and we may need to incur other significant costs to protect against information security breaches in the future, each of which could adversely impact our financial condition, results of operations and growth prospects. In addition, because of the critical nature of data security, any perceived breach of our security measures or harm to our reputation could cause existing or potential customers not to use our solutions.

In addition, our customers’ or our partners’ online and other sales may be significantly impacted by cybersecurity incidents. For example, our customers or partners may experience “denial-of-service” type attacks that could make all or portions of such customers’ or partners’ websites unavailable for periods of time. Because a significant portion of our revenue is derived from transactions effected on (or through) our customers’ and partners’ websites, operational disruptions such as these could cause our revenue to decline.

As our customers continue to scrutinize and refine their own data security practices, the security and confidentiality obligations they seek to impose on their SaaS and e-commerce providers are becoming increasingly onerous. Failure to meet expectations may hurt our business.

Many of our customers and potential customers are prominent merchants and retailers that process large volumes of sensitive consumer and business data. As such, they are increasingly targeted for cybersecurity attacks. As highly publicized cybersecurity incidents within the retail and consumer goods sector are occurring with greater frequency, our customers and potential customers are increasingly seeking to shift these risks by pursuing more onerous contractual terms in their agreements. This may include requests for contractual commitments to burdensome security procedures, reporting, notification and audit rights, additional warranties, guarantees and other contractual assurances, indemnification provisions, specialized remedies and liability limitation exclusions. Our customers may also seek to require our adherence to customer-specific operational protocols and procedures that may compromise our ability to operate our business efficiently or that may be unworkable. Such obligations require that we continue to enhance our security programs and incur increased compliance costs to provide current and potential customers with protections they now expect. Such requirements also make it more difficult to obtain new customers as we experience longer sales cycles to negotiate mutually acceptable terms and increase the cost and complexity of our compliance procedures. If we are unsuccessful in our attempts to negotiate acceptable outcomes or meet expectations in this area, this could also lead to customer erosion or impede our ability to grow our sales and attract new customers.

Our business is subject to a variety of U.S. and foreign laws and regulations that are continuously evolving, including those related to privacy, data security and data protection due to our collection, processing and use of personal information and other user data.

We are or may become subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including laws and regulations regarding privacy, data protection, data security, data retention, consumer protection, advertising, electronic commerce, intellectual property, manufacturing, anti-bribery and anti-corruption, and economic or other trade prohibitions or sanctions. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws.

In particular, there are numerous U.S. federal, state, and local laws and regulations and foreign laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data, the scope of which is changing, subject to differing interpretations, and is inconsistent among different jurisdictions. We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy, data security, and data protection. However, given that the scope, interpretation, and application of these laws and regulations are often uncertain and may be conflicting, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure to comply with our privacy or security policies or privacy-related legal obligations by us or third-party service providers, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation, or negative publicity, and could have an adverse effect on our brand and operating results.

We are subject to disparate and complex regulatory and contractual restrictions regarding our rights to use data that we process or produce through our systems. If we fail to fully understand or comply with these restrictions, we may be subject to liability and increased compliance costs, which may harm our business and negatively impact our financial results.

We are subject to complex and differing regulatory and contractual restrictions governing our use of data that we process or produce through our systems. This includes contractual provisions with our customers, our vendors and other third parties we work with, as well as our privacy policy and other internal policies and applicable privacy and data security legislation to which we are subject. We rely on data we process and information derived from it to provide services to customers, develop new offerings and, where appropriate and permissible, to report on industry trends and elsewhere in our marketing efforts. Although we monitor these restrictions and have procedures in place to maintain compliance with these requirements, there can be no assurance that our compliance efforts will always be effective to ensure compliance, and third parties may seek to assert claims that our use of such data in a particular manner is unauthorized.

Future litigation may be necessary to defend ourselves or to determine the scope, enforceability and validity of such restrictions or to establish our proprietary rights. Claimants may have substantially greater resources than we do and may be able to sustain the costs of complex litigation to a greater degree and for longer periods of time than we could. Regardless of whether such claims have any merit, these claims are time-consuming and costly to evaluate and defend and could:

•                  hurt our reputation;

•                  adversely affect our relationships with our current or future customers;

•                  cause delays or stoppages in providing our services or developing new services;

•                  divert management’s attention and resources;

•                  require technology changes to our software or business practices that would cause us to incur substantial costs;

•                  subject us to significant liabilities; and

•                  require us to cease some or all of our activities.

In addition to liability for monetary damages against us, which may be unlimited by contract or regulation and which may include attorneys’ fees or governmental fines, we may be prohibited from operating portions of our business or operating in jurisdictions that are dependent on obtaining such data use rights unless we obtain licenses from, and pay royalties to, the holders of such rights, which may not be available on commercially favorable terms, or at all. If we are required to make substantial payments or undertake any such other actions as a result of misappropriation claims against us or any obligation to indemnify our customers or other third parties for such claims, such payments or costs could have a material adverse effect upon our business and financial results.

We could incur substantial costs in protecting our intellectual property from infringement, and any failure to protect our intellectual property could impair our business.

We regard the protection of our intellectual property, which includes trade secrets, copyrights, trademarks and domain names, as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We have sought protection for some of our technologies and currently have registered trademarks in the CommerceHub name and several of our product names. We also have copyright protection with respect to our software code and protect trade secrets through non-disclosure agreements and employee confidentiality training. Effective intellectual property protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We may be required to protect our intellectual property in an increasing number of domestic and foreign jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location. We may, over time, increase our investment in protecting our intellectual property through additional means, including patent and other filings which could be expensive and time-consuming.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Monitoring unauthorized use of our intellectual property is difficult and costly, and our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could be costly, time-consuming and distracting to management, result in a diversion of resources, the impairment or loss of portions of our intellectual property and have a material adverse effect on our business, operating results and financial condition. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. These steps may be inadequate to protect our intellectual property. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Despite our precautions, it may be possible for unauthorized third parties to copy our solutions and use information that we regard as proprietary to create products and services that compete with ours. Some license provisions protecting against unauthorized use, copying, transfer and disclosure of our licensed solutions may be unenforceable under the laws of certain jurisdictions and foreign countries. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States. To the extent we expand our international activities, our exposure to unauthorized copying and use of our solutions and proprietary information may increase.

There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology. If we fail to meaningfully protect our intellectual property, then our business, brand, operating results and financial condition could be materially harmed.

We have expanded, and may expand in the future, by acquiring or investing in other companies, which may divert our management’s attention, result in dilution to our stockholders and consume significant resources.

Our business strategy has included, and may include in the future, acquiring complementary services, solutions, technologies or businesses. For example, in January 2015, we acquired Mercent Corporation (Mercent) in order to expand our demand channel offerings and capabilities. We also have entered into, and may enter into in the future, relationships with other businesses to expand our service offerings, which could involve preferred or exclusive licenses, additional channels of distribution, discount pricing or investments in other companies. Negotiating these transactions can be time-consuming, difficult and expensive, and our ability to close these transactions may often be subject to conditions or approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close.

Current or future acquisitions, investments or new business relationships may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us, the company’s software is not easily adapted to work with ours or we have difficulty retaining the customers or partners of any acquired business due to changes in management or otherwise. Acquisitions may also disrupt our business, divert our resources and require significant management attention that would otherwise be available for development of our business. Moreover, the anticipated benefits of any acquisition, investment or business relationship may not be realized or we may be exposed to unknown liabilities. Any acquisition or investment may require us to use significant amounts of cash, issue potentially dilutive equity securities or incur indebtedness (which could be on terms unfavorable to us or that we could be unable to repay). In addition, acquisitions involve numerous risks, any of which could harm our business, including:

•                  difficulties in integrating the operations, technologies, services and personnel of acquired businesses, especially if those businesses operate outside of our core competency of providing e-commerce SaaS and SaaS-plus solutions;

•                  cultural challenges associated with integrating employees from acquired businesses into our organization;

•                  ineffectiveness or incompatibility of acquired technologies or services;

•                  failure to successfully further develop the acquired technology in order to recoup our investment;

•                  potential loss of key employees of acquired businesses;

•                  inability to maintain the key business relationships and the reputations of acquired businesses;

•                  diversion of management’s attention from other business concerns;

•                  litigation for activities of acquired businesses, including claims from terminated employees, customers, former stockholders or other third parties;

•                  in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries;

•                  costs necessary to establish and maintain effective internal controls or other procedures and policies for acquired businesses;

•                  increased fixed costs; and

•                  adverse tax consequences, substantial depreciation or deferred compensation charges.

Any of these risks could harm our business and operating results.

Our long-term success depends, in part, on our ability to expand the sales of our e-commerce solutions to customers located outside of the United States, and thus our business is susceptible to risks associated with international sales and operations.

Outside of the United States, we currently maintain offices and have sales personnel in the United Kingdom, and service customers in Canada. As part of our long-term strategy we intend to continue to expand our international operations. Any international expansion efforts that we may undertake may not be successful. In addition, conducting international operations in new markets will require considerable management attention and resources, is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, taxation systems, alternative dispute systems, regulatory systems and commercial infrastructures, and will subject us to additional risks that we have not generally faced in the United States, including risks associated with:

•                  disparate government regulations from multiple nations relating to e-commerce and other services, electronic devices and competition, and restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs), nationalization and restrictions on foreign ownership;

•                  limited fulfillment and technology infrastructure;

•                  lower levels of consumer spending and fewer opportunities for growth compared to the U.S.;

•                  localization of our solutions, including translation into foreign languages and adaptation for regulatory requirements and local practices;

•                  lack of familiarity, and the burdens of complying, with applicable foreign laws and legal practices;

•                  unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•                  differing technology standards;

•                  longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•                  difficulties in managing and staffing international operations and differing employer/employee relationships, including recruiting and retaining employees in foreign countries;

•                  fluctuations in exchange rates that may increase the volatility of our foreign based revenue;

•                  compliance with the laws of numerous foreign taxing jurisdictions in which we conduct business, potential double taxation of our international earnings and potentially adverse tax consequences, including the complexities of foreign value added tax (or other tax) systems or due to changes in applicable U.S. and foreign tax laws, and restrictions on the repatriation of earnings;

•                  increased costs to establish and maintain effective controls at foreign locations; the greater potential for corruption and bribery and compliance with anti-bribery and anti-corruption laws;

•                  uncertain political and economic climates;

•                  reduced or varied protection for intellectual property rights in some countries; and

•                  overall higher costs of doing business internationally

These factors may cause our international costs of doing business to exceed our comparable domestic costs. Any negative impact from our international business efforts could negatively impact our business, results of operations and financial condition as a whole. Further, there is no guarantee that the financial performance of our operations in international markets will be similar to our historical operations in the United States and Canada. A variety of factors, including different pricing models and costs related to building out additional operational infrastructure in international markets, could result in lower gross margins, operating margins, or cash flow.

The loss of key personnel, including our Chief Executive Officer, or an inability to attract and retain highly skilled personnel may adversely affect our business and limit our ability to implement our business plan successfully.

Our future success is dependent, in large part, upon our ability to attract and retain highly qualified managerial, technical and sales personnel. We face intense competition for qualified individuals from numerous technology and e-commerce companies, which may be able to offer more competitive compensation packages. Our headquarters have been located in Albany, New York since 1997 and, although we have been successful in attracting and retaining high-quality managerial, technical and sales personnel, the pool of available local talent with the specialized skills required for our business is smaller than in larger cities, and we may struggle to find adequate replacements if any of our key personnel were to leave. Although we also have operations in Seattle, Washington, the competition for talent in Seattle is intense due to the increasing number of other technology and e-commerce companies with a large or growing presence in Seattle, and we cannot be certain we can attract, assimilate or retain such personnel in the future in such a competitive environment.

The replacement of any key employee likely would involve significant time and costs, and the loss of any key employee may significantly delay or prevent the achievement of our business objectives. Our inability to attract and retain such personnel could have an adverse effect on our business, results of operations and financial condition.

Conditions in the global economy, the markets we serve and the financial markets may adversely affect our business, results of operations and financial condition.

Our business is sensitive to general economic conditions. Since 2008 the effects of the global financial crisis have adversely impacted the global economy. Slower global economic growth, the credit market crisis and European debt crisis, uncertainty relating to the Euro, high levels of unemployment globally, reduced levels of capital expenditures, changes in government fiscal and monetary policies, government deficit reduction and budget negotiation dynamics, sequestration, other austerity measures and other challenges affecting the global economy adversely affect us and our customers, including having the effect of:

•                  reducing demand for our products and services and limiting the financing available to our customers, resulting in longer sales cycles and slower adoption of new technologies;

•                  increasing the difficulty in collecting accounts receivable;

•                  increasing price competition in the markets we serve;

•                  increasing the risk that we could be required to record charges relating to restructuring costs or the impairment of assets; and

•                  increasing the risk that counterparties to our contractual arrangements will become insolvent or otherwise unable to fulfill their contractual obligations which, in addition to increasing the risks identified above, could result in preference actions against us.

Improvement in the global economy remains uneven and uncertain. If slower growth in the global economy or in any of the markets we serve continues for a significant period, if there is significant deterioration in the global economy or such markets or if improvements in the global economy do not benefit the markets we serve, our business, results of operations and financial condition could be adversely affected.

Factors Relating to the Spin-Off

The Spin-Off could result in a significant tax liability to Liberty and its stockholders.

It is a condition to the Spin-Off that Liberty receive the opinion of Baker Botts, in form and substance reasonably acceptable to Liberty, to the effect that, for U.S. federal income tax purposes, the Spin-Off will qualify as a tax-free transaction to Liberty and its stockholders under Section 355 of the Code (except with respect to the receipt of cash in lieu of fractional shares).

The opinion of Baker Botts will be based on the law in effect as of the date of the Spin-Off and will rely upon certain assumptions, as well as statements, representations and certain undertakings made by officers of Liberty and the Company and John C. Malone. These assumptions, statements, representations and undertakings are expected to relate to, among other things, Liberty’s business reasons for engaging in the Spin-Off, the conduct of certain business activities by Liberty and the Company, and the plans and intentions of Liberty and the Company to continue conducting those business activities and not to materially modify their ownership or capital structure following the Spin-Off. If any of those statements, representations or assumptions is incorrect or untrue in any material respect or any of those undertakings is not complied with, or if the facts upon which the opinion is based are materially different from the facts that prevail at the time of the Spin-Off, the conclusions reached in such opinion could be adversely affected.

Liberty does not intend to seek a ruling from the IRS as to the U.S. federal income tax treatment of the Spin-Off. The opinion of Baker Botts will not be binding on the IRS or a court, and there can be no assurance that the IRS will not challenge the conclusions reached in the opinion or that a court would not sustain such a challenge.

Even if the Spin-Off otherwise qualifies under Section 355 of the Code, the Spin-Off would result in a significant U.S. federal income tax liability to Liberty (but not to Liberty stockholders) under Section 355(e) of the Code if one or more persons acquire, directly or indirectly, a 50-percent or greater interest (measured by vote or value) in the stock of Liberty or in the stock of the Company (excluding, for this purpose, the acquisition of Company common stock by Liberty stockholders in the Spin-Off) as part of a plan or series of related transactions that includes the Spin-Off. Any acquisition of the stock of Liberty or the Company (or any predecessor or successor corporation) within two years before or after the Spin-Off would be presumed to be part of a plan that includes the Spin-Off, although the parties may be able to rebut that presumption under certain circumstances. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature and subject to a comprehensive analysis of the facts and circumstances of the particular case. Notwithstanding the opinion of Baker Botts described above, Liberty or the Company might inadvertently cause or permit a prohibited change in ownership of Liberty or the Company, thereby triggering tax liability to Liberty, which could have a material adverse effect.

If, for any reason, it is subsequently determined that the Spin-Off does not qualify for tax-free treatment (except with respect to the receipt of cash in lieu of fractional shares of our common stock), Liberty and/or its stockholders could incur significant tax liabilities determined in the manner described in “Material U.S. Federal Income Tax Consequences of the Spin-Off” in the Spin-Off Prospectus. As described further under “Certain Relationships and Related Party Transactions—Relationships between CH Parent and

Liberty and/or Liberty Media—Tax Sharing Agreement” in the Spin-Off Prospectus, in certain circumstances, the Company will be required to indemnify Liberty, its subsidiaries, and certain related persons for taxes and losses resulting from the Spin-Off.

For a more complete discussion of the opinion of Baker Botts and the material U.S. federal income tax consequences of the Spin-Off to Liberty and its stockholders, please see “Material U.S. Federal Income Tax Consequences of the Spin-Off” in the Spin-Off Prospectus.

We may have a significant indemnity obligation to Liberty, which is not limited in amount or subject to any cap, if the Spin-Off is treated as a taxable transaction.

Pursuant to the tax sharing agreement that we entered into with Liberty in connection with the Spin-Off (the “tax sharing agreement”), we will be required to indemnify Liberty, its subsidiaries and certain related persons for taxes and losses resulting from the failure of the Spin-Off to qualify as a tax-free transaction under Section 355 of the Code to the extent that such taxes and losses (i) result primarily from, individually or in the aggregate, the breach of certain covenants made by our company (applicable to actions or failures to act by the Company and its subsidiaries following the completion of the Spin-Off) or (ii) result from the application of Section 355(e) of the Code to the Spin-Off as a result of the treatment of the Spin-Off as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50-percent or greater interest (measured by vote or value) in the stock of the Company (or any predecessor or successor corporation).

Our indemnification obligations to Liberty, its subsidiaries and certain related persons will not be limited in amount or subject to any cap. If we are required to indemnify Liberty, its subsidiaries or such related persons under the circumstances set forth in the tax sharing agreement, we may be subject to substantial liabilities, which could materially adversely affect our financial position.

For a more detailed discussion of the terms of the tax sharing agreement, please see “Certain Relationships and Related Party Transactions—Relationships between CH Parent and Liberty and/or Liberty Media—Tax Sharing Agreement” in the Spin-Off Prospectus.

We may determine to forgo certain transactions in order to avoid the risk of incurring significant tax-related liabilities.

Under the tax sharing agreement, we covenant not to take any action, or fail to take any action, following the Spin-Off, which action or failure to act is inconsistent with the Spin-Off qualifying for tax-free treatment under Section 355 of the Code. Further, the tax sharing agreement requires that we generally indemnify Liberty for any taxes or losses incurred by Liberty (or its subsidiaries) resulting from breaches of such covenants or resulting from the application of Section 355(e) of the Code to the Spin-Off as a result of the treatment of the Spin-Off as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50-percent or greater interest (measured by vote or value) in the stock of our company (or any predecessor or successor corporation). Generally, under Section 355(e) of the Code, an acquisition of the stock of our company will be presumed to be part of a plan (or series of related transactions) with the Spin-Off if such acquisition occurs within two years before or after the Spin-Off (or relates to an acquisition during the two-year period prior to the Spin-Off of the Liberty Ventures common stock with respect to which our stock was distributed). This presumption, however, may be rebutted based upon an analysis of the facts and circumstances related to the acquisition and the Spin-Off, including a weighing of certain plan and non-plan factors set forth in Treasury regulations promulgated under Section 355(e) of the Code. Further, these Treasury regulations establish certain safe harbors under which an acquisition will not be considered to be part of a plan (or series of related transactions) with the Spin-Off for purposes of Section 355(e) of the Code. The application of such safe harbors generally depends on factors such as the timing, form, and relative size of the acquisition, as well as, in some cases, the identity of the parties involved in the acquisition. After taking such safe harbors, facts and circumstances, and the tax sharing agreement’s restrictions on our actions into account, we might determine to forgo certain transactions that might otherwise be advantageous if such transactions would be inconsistent with the Spin-Off’s qualification under Section 355 of the Code, including as a result of the application of Section 355(e) of the Code to the Spin-Off.

In particular, we might determine to continue to operate certain of our business operations for the foreseeable future even if a sale or discontinuance of such business might otherwise be advantageous.

Moreover, in light of the requirements of Section 355(e) of the Code, we might determine to forgo certain transactions, including share repurchases, stock issuances, certain asset dispositions and other strategic transactions, for some period of time following the Spin-Off. In addition, our indemnity obligation under the tax sharing agreement might discourage, delay or prevent our entering into a change of control transaction for some period of time following the Spin-Off.

We may incur material costs as a result of our separation from Liberty.

We will incur costs and expenses not previously incurred as a result of our separation from Liberty. These increased costs and expenses may arise from various sources, including financial reporting, costs associated with complying with the federal securities laws (including compliance with the Sarbanes-Oxley Act of 2002), tax administration and human resources-related functions. Although Liberty Media will continue to provide certain of these services for us under the services agreement, we cannot assure you that the services agreement will continue or that these costs will not be material to our business.

Prior to the Spin-Off, we will not have been an independent public company and we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent public company.

Prior to the Spin-Off, our business was operated by Liberty as part of its broader corporate organization, rather than as an independent company. Liberty’s senior management oversaw the strategic direction of our businesses and Liberty (directly and through its services agreement with Liberty Media) performed various corporate functions for us, including, but not limited to:

•                  selected human resources related functions;

•                  tax administration;

•                  selected legal functions (including compliance with the Sarbanes-Oxley Act of 2002), as well as external reporting; and

•                  treasury administration, investor relations and internal audit functions.

Following the Spin-Off, neither Liberty nor Liberty Media will have any obligation to provide these functions to us other than those services that will be provided by Liberty Media pursuant to the services agreement between us and Liberty Media. If, once our services agreement terminates, we do not have in place our own systems and business functions, we do not have agreements with other providers of these services or we are not able to make these changes cost effectively, we may not be able to operate our business effectively and our profitability may decline. If Liberty Media does not continue to perform the services to be provided to us under the services agreement, we may not be able to operate our business effectively after the Spin-Off.

We may not realize the potential benefits from the Spin-Off in the near term or at all.

In “The Spin-Off—Reasons for the Spin-Off” section of the Spin-Off Prospectus, we have described anticipated strategic and financial benefits we expect to realize as a result of our separation from Liberty. In particular, we believe that the Spin-Off will better position us to take advantage of business opportunities, strategic alliances and other acquisitions through our enhanced acquisition currency, as well as provide our management team with greater flexibility and independence in making commercial decisions that benefit our company. We also expect the Spin-Off to enable the Company to provide its employees with more attractive equity incentive awards. However, no assurance can be given that the market will react favorably to the Spin-Off or that the current discount applied by the market to the Liberty Ventures common stock will not be applied to our common stock, thereby causing our equity to not be as attractive to its employees and any potential acquisition counterparties. In addition, no assurance can be given that any investment, acquisition or other strategic opportunities will become available following the Spin-Off on terms that the Company finds favorable or at all. Given the added costs associated with the completion of the Spin-Off, including the separate accounting, legal and other compliance costs of being a separate public company, our failure to realize the anticipated benefits of the Spin-Off in the near term or at all could adversely affect our company.

Our inter-company agreements are being negotiated while we are a subsidiary of Liberty.

We are entering into a number of inter-company agreements covering matters such as tax sharing and our responsibility for certain liabilities previously undertaken by Liberty for our business. In addition, we are entering into a services agreement with Liberty Media pursuant to which Liberty Media will provide to us certain management, administrative, financial, treasury, accounting, tax, legal and other services, for which we will reimburse them on a fixed-fee basis. The terms of these inter-company agreements (specifically the reorganization and tax sharing agreements) are being established while we are a subsidiary of Liberty and, therefore, may not be the result of arms’-length negotiations. Although we believe that the negotiations with Liberty Media regarding the services agreement will be at arms’-length, the persons negotiating on behalf of Liberty Media also serve as officers of Liberty, as described above. We believe that the terms of these inter-company agreements are commercially reasonable and fair to all parties under the circumstances; however, conflicts could arise in the interpretation or any extension or renegotiation of the foregoing agreements after the Spin-Off. See “Certain Relationships and Related Party Transactions” in the Spin-Off Prospectus.

Factors Relating to our Common Stock and the Securities Market

We cannot be certain that an active trading market will develop or be sustained after the Spin-Off, and, following the Spin-Off, our stock price may fluctuate significantly.

There can be no assurance that an active trading market will develop or be sustained for our common stock after the Spin-Off. We cannot predict the prices at which any series of our common stock may trade after the Spin-Off, the effect of the Spin-Off on the trading prices of the Liberty Ventures common stock or whether the market value of the shares of our common stock and the shares of the corresponding series of the Liberty Ventures common stock held by a stockholder after the Spin-Off will be less than, equal to or greater than the market value of a share of the corresponding series of Liberty Ventures common stock held by such stockholder prior to the Spin-Off.

The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•                  actual or anticipated fluctuations in our operating results;

•                  changes in earnings estimates by securities analysts or our ability to meet those estimates;

•                  the operating and stock price performance of comparable companies; and

•                  domestic and foreign economic conditions.

Transactions in our common stock by our directors, officers and employees could depress the market price of our common stock.

Following the Spin-Off, our directors, officers and employees will own shares of, and equity incentive awards with respect to, our common stock. Sales of or other transactions relating to shares of our common stock by our directors, officers or employees could cause a perception in the marketplace that our stock price has peaked or that adverse events or trends have occurred or may be occurring at our company. This perception can result notwithstanding any personal financial motivation for these insider transactions. As a result, insider transactions could depress the market price for shares of one or more series of our common stock. In addition, in connection with the Spin-Off, outstanding equity incentive awards with respect to CTI common stock were converted into options to acquire shares of our Series C common stock. Some of these awards have fully vested, while others remain subject to vesting conditions. We cannot predict the frequency or magnitude of any option exercises. Following the Spin-Off, we will implement a broker-assisted option settlement program, which will allow our optionholders to exercise their awards through open market sales of shares to settle the exercise price and/or tax withholding obligations. Concentrated periods during which optionholders exercise and sell their shares could adversely affect the price of any series of our stock.

If, following the Spin-Off, we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our stock price may suffer.

Section 404 of the Sarbanes-Oxley Act of 2002 requires any company subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its consolidated subsidiaries’ internal control over financial reporting. To comply with this statute, we will be required to document and test our internal control procedures, and our management will be required to assess and issue a report concerning our internal control over financial reporting. Our independent auditors are not required to express an opinion as to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company.” At such time, however, our independent auditors may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Additionally, the lack of a report from our independent auditors may result in unsuccessful internal controls until such a report is obtained.

Our compliance with Section 404 of the Sarbanes-Oxley Act will first be tested in connection with the filing of our Annual Report on Form 10-K for the fiscal year ending December 31, 2017 (assuming we are no longer an “emerging growth company” at such time). The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. See “—We have not performed an evaluation of our internal control over financial reporting.” During the course of its future testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If our management cannot favorably assess the effectiveness of our internal control over financial reporting or our auditors identify material weaknesses in our internal controls, in each case, as of the applicable time at which such controls are required to be tested, investor confidence in our financial results may weaken, and our stock price may suffer.

We have not performed an evaluation of our internal control over financial reporting.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. We have identified a material weakness in our internal control over financial reporting relating to the processes and controls to properly identify and account for transactions of a complex and non-routine nature. We are taking active steps towards fully remediating the material weakness through support from Liberty and the hiring of appropriate individuals, including a Chief Accounting Officer, whose employment with our company commenced in May 2016 and who is responsible for identifying the staffing and resource needs of our company required to remediate the material weakness. While we are working to remediate the material weakness as quickly and efficiently as possible, at this time we cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan, nor can we provide an estimate of the time it will take to complete this remediation plan. We do, however, intend to remediate fully this material weakness prior to becoming subject to the compliance and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are currently in the process of reviewing, documenting and testing our internal control over financial reporting. We have not performed an evaluation of our internal control over financial reporting, such as required by Section 404 of the Sarbanes-Oxley Act of 2002, nor have we engaged an independent registered public accounting firm to perform an audit of our internal control over financial reporting as of any balance sheet date or for any period reported in our financial statements.

We qualify as an emerging growth company, and any decision on our part to comply with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we currently intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our registration statements, periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the Spin-Off; (ii) the first fiscal year after our annual gross revenue is $1.0 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

We cannot predict whether investors will find our common stock less attractive if we choose to rely on these exemptions while we are an emerging growth company. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this accommodation allowing for delayed adoption of new or revised accounting standards, and, we are therefore subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

It may be difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders.

Certain provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a change in control of our company that a stockholder may consider favorable. These provisions include the following:

•                  authorizing a capital structure with multiple series of common stock: a Series B that entitles the holders to ten votes per share, a Series A that entitles the holders to one vote per share and a Series C that, except as otherwise required by applicable law, entitles the holders to no voting rights;

•                  authorizing the issuance of “blank check” preferred stock, which could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

•                  classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

•                  limiting who may call special meetings of stockholders;

•                  prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the stockholders;

•                  establishing advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

•                  requiring stockholder approval by holders of at least 80% of our voting power or the approval by at least 75% of our board of directors with respect to certain extraordinary matters, such as a merger or consolidation of our company, a sale of all or substantially all of our assets or an amendment to our certificate of incorporation; and

•                  the existence of authorized and unissued stock which would allow our board of directors to issue shares to persons friendly to current management, thereby protecting the continuity of its management, or which could be used to dilute the stock ownership of persons seeking to obtain control of us.

After the Spin-Off, we may be controlled by one principal stockholder.

John C. Malone currently beneficially owns shares of Liberty Ventures common stock representing approximately 33% of the aggregate voting power of the outstanding shares of Liberty Ventures common stock as of April 30, 2016. Following the consummation of the Spin-Off, Mr. Malone is expected to beneficially own shares of our common stock representing less than 1% of our Series A common stock, approximately 94.3% of our Series B common stock, approximately 5.4% of our Series C common stock and approximately 33% of our voting power, based upon the distribution ratios for the Spin-Off and his beneficial ownership of Series A Liberty Ventures Common Stock, par value $.01 per share, and Series B Liberty Ventures Common Stock, par value $.01 per share, as of April 30, 2016. Mr. Malone’s rights to vote or dispose of his equity interest in the Company will not be subject to any restrictions in favor of the Company other than as may be required by applicable law. See “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners” in the Spin-Off Prospectus.

Holders of a single series of our common stock may not have any remedies if an action by our board of directors has an adverse effect on only that series of our common stock.

Principles of Delaware law and the provisions of our certificate of incorporation may protect decisions of our board of directors that have a disparate impact upon holders of any single series of our common stock. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of our stockholders, including the holders of all series of our common stock. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all common stockholders regardless of class or series and does not have separate or additional duties to any group of stockholders. As a result, in some circumstances, our directors may be required to make a decision that is viewed as adverse to the holders of one series of our common stock. Under the principles of Delaware law and the business judgment rule, holders may not be able to successfully challenge decisions that they believe have a disparate impact upon the holders of one series of our stock if our board of directors is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith and in the honest belief that the board is acting in the best interest of all of our stockholders.

Our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for substantially all disputes between us (including our directors, officers, employees, and agents) and our stockholders, including, among others, any action asserting claims for breach of fiduciary duty, claims arising pursuant to the General Corporation Law of the State of Delaware, and claims governed by the internal affairs doctrine.  Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our bylaws. This choice-of-forum provision may limit our stockholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our bylaws inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions.

USE OF PROCEEDS

Any Shares sold under this reoffer prospectus will be sold for the account of the selling stockholders named herein that sell such Shares. Accordingly, we will not realize any proceeds from the sale of the shares of our Series C Common Stock covered hereby.  All expenses of the registration of the Shares will be paid by us.  See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

This reoffer prospectus relates to shares of our Series C Common Stock that were acquired by our current and former employees upon conversion of the shares of CTI common stock acquired as a result of exercises of stock options granted under the prior plan, including the selling stockholders named below. The selling stockholders (including their transferees, pledgees, donees or successors) may offer and sell pursuant to this reoffer prospectus any or all of the Shares covered hereby that are owned by them from time to time. The amount of shares to be reoffered or resold by means of this prospectus by each selling stockholder, and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

Each selling stockholder may, from time to time, resell all, a portion or none of the shares of our Series C Common Stock covered by this reoffer prospectus. There is no assurance that any selling stockholder will sell any shares offered hereunder.

The following table sets forth information with respect to the selling stockholders named therein and the shares of our Series C Common Stock beneficially owned by him or her that are covered by this reoffer prospectus. Because the selling stockholders may sell all or some of his or her Shares from time to time under this reoffer prospectus, no estimate can be given at this time as to the number of Shares that will be held by such selling stockholder following any sale of Shares hereunder.  Changes to the information concerning the selling stockholders will be set forth in supplements to this reoffer prospectus, when and if necessary.

		Number of Shares of Series C Common Stock
Name	Position, Office, or Other Material Relationship with the Company in past three years	Beneficially Owned by the Selling Stockholder	Which may be sold under this Reoffer Prospectus by the Selling Stockholder
Janet Cody	HR Manager of the Company	1,090	1,090
Richard Inzerillo (1)	Former Director of Data Security and Privacy of the Company	10,908	10,908
Lakshmana Koduri	Database Operations Lead of the Company	10,908	10,908
Paul Mogren	Application Architect of the Company	28,362	28,362
Nishit Sanghavi (2)	None	436	436
Douglas Smith	Director BPMI of the Company	35,834	35,834

(1)                                 Departed from CTI within the past three years.

(2)                                 Former employee who departed from CTI in 2007.

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholders” means and includes:

•                                          the persons identified in the table above as selling stockholders; and

•                                          any permitted donees, pledgees, transferees or other successors in interest of any such selling stockholder who may receive any of the shares of our Series C Common Stock offered hereby after the date of this reoffer prospectus and seek to reoffer or resell those shares hereunder.

The amount of shares to be reoffered or resold by means of this prospectus by each selling stockholder, and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended.

The shares of our Series C Common Stock offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders.  Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders named herein have advised us that there were no underwriting or distribution arrangements entered into with respect to the Series C Common Stock that is being offered by each of them pursuant to this reoffer prospectus. The distribution of the Series C Common Stock by the selling stockholders may be effected: in one or more transactions that may take place on the Nasdaq Global Market (including one or more block trades) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Global Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares of Series C Common Stock or otherwise.  In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions.  The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of such shares.  The broker-dealer may then resell or otherwise transfer such shares pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge shares of our Series C Common Stock to a broker-dealer. The broker-dealer may sell the shares so lent, or upon a default the broker-dealer may sell the pledged shares.

We will bear all costs, expenses and fees in connection with the registration of the Series C Common Stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares offered pursuant to this reoffer prospectus.

In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

We have not been advised of any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of any shares covered hereby. We are not aware of any underwriter or coordinating broker acting in connection with any proposed sale of shares covered hereby by any selling stockholder.

Although the shares of Series C Common Stock covered by this reoffer prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of Series C Common may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with any sales of such shares.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Series C Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

The validity of the shares of our Series C Common Stock being offered herein has been passed upon for us by Baker Botts L.L.P. of New York, New York.

EXPERTS

The consolidated financial statements of CommerceHub, Inc. and subsidiaries as of December 31, 2015 and 2014, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act with respect to the shares of our Series C Common Stock offered by this reoffer prospectus. This reoffer prospectus is part of that registration statement and does not contain all the information included in the registration statement. For further information with respect to our Series C Common Stock and our Company, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC.  Statements made in this reoffer prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement and any other materials that we file with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may also call the SEC at 1-800-SEC-0330 for more information.  We will file annual, quarterly and current reports and other information with the

SEC.  You may inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, heretofore filed by us with the SEC pursuant to the Securities Act or the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

1.              Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210508) under the Securities Act filed on July 14, 2016;

2.              Current Report on Form 8-K filed on July 21, 2016; and

3.              The description of the Company’s Series C common stock, par value $.01 per share, contained in the Registrant’s Form 8-A filed under the Exchange Act on July 20, 2016 and any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this reoffer prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this reoffer prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed part of this reoffer prospectus except as so modified or superseded.

We will provide without charge to each person to whom a copy of this reoffer prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to CommerceHub, Inc., 201 Fuller Road, 6th Floor, Albany, New York 12203, Attention: General Counsel, telephone (518) 810-0700.

You should rely only on the information incorporated by reference or provided in this reoffer prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this reoffer prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The following documents, heretofore filed by us with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference, except as superseded or modified herein:

1.              Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210508) under the Securities Act filed on July 14, 2016; and

2.              Current Report on Form 8-K filed on July 21, 2016; and

3.              The description of the Company’s Series C common stock, par value $.01 per share, contained in the Registrant’s Form 8-A filed under the Exchange Act on July 20, 2016 and any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this registration statement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the SEC of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in this registration statement, in an amendment hereto or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed amendment to this registration statement or in any subsequent Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article V, Section E of the Registrant’s restated charter will provide as follows:

1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Registrant will not be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Registrant existing at the time of such repeal or modification.

2. Indemnification.

(a) Right to Indemnification. The Registrant will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of Article V, Section E of the restated charter. The Registrant will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of the Registrant.

(b) Prepayment of Expenses. The Registrant will pay the expenses (including attorney’s fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Registrant, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Registrant will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the restated charter, the bylaws of the Registrant, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

(e) Other Indemnification. The Registrant’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

3. Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of Article V, Section E of the restated charter will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Item 7.                                 Exemption From Registration Claimed.

The restricted securities that may be reoffered or resold by the selling stockholders pursuant to the reoffer prospectus included herein were acquired by the selling stockholders prior to the spin-off of the Registrant from Liberty Interactive Corporation pursuant to the conversion of shares of common stock of our wholly owned subsidiary, Commerce Technologies, Inc., that the selling stockholders had acquired upon exercise of stock options granted under the Commerce Technologies, Inc. 1999 Stock Option Plan (As Amended and Restated Effective February 13, 2002).  They were deemed exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering, and/or Rule 701 under the Securities Act, which related to exemptions for offers and sales of securities pursuant to certain compensatory benefit plans.

Item 8.                                 Exhibits.

Exhibit Number	Exhibit Description

4.1

Specimen Certificate for shares of Series C Common Stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210508)).

Exhibit Number	Exhibit Description

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included beginning on Page II-5).

99.1	CommerceHub, Inc. Legacy Stock Appreciation Rights Plan.

99.2	CommerceHub, Inc. Legacy Stock Option Plan.

99.3	CommerceHub, Inc. 2016 Employee Stock Purchase Plan.

Item 9.  Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 22, 2016.

COMMERCEHUB, INC.

By:	/s/ Richard N. Baer
Name: Richard N. Baer
Title: Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints each of Douglas Wolfson and Mark Greenquist as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Gregory B. Maffei	Director, President and Chief Executive Officer (Principal Executive Officer)	July 22, 2016
Gregory B. Maffei

/s/ Christopher W. Shean	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	July 22, 2016
Christopher W. Shean

/s/ Richard N. Baer	Director	July 22, 2016
Richard N. Baer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1

Specimen Certificate for shares of Series C Common Stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210508)).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included beginning on Page II-5).

99.1	CommerceHub, Inc. Legacy Stock Appreciation Rights Plan.

99.2	CommerceHub, Inc. Legacy Stock Option Plan.

99.3	CommerceHub, Inc. 2016 Employee Stock Purchase Plan.